Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-8 of our reports dated February 23, 2000 relating to the financial statements of Classic Communications, Inc. which are incorporated by reference in such Registration Statement.


 /s/ PricewaterhouseCoopers, LLP
 Austin, Texas
 April 14, 2000